EXHIBIT 23.3
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Citizens, Inc.:
We consent to the use of our report dated March 16, 2006, with respect to the consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for the year ended December 31, 2005, and all related financial statement schedules, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the Registration Statement (Form S-4).
/s/ KPMG LLP
Dallas, Texas
January 14, 2009